As filed March 30, 2010	File No. 333-158493

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SPICY PICKLE FRANCHISING, INC.
(Exact name of registrant as specified in its charter)

Colorado	5812	38-3750924
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
90 Madison Street, Suite 700
Denver, Colorado 80206
Telephone: (303) 297-1902; Facsimile: (303) 297-1903
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marc Geman
Chief Executive Officer
90 Madison Street, Suite 700
Denver, Colorado 80206
Telephone: (303) 297-1902; Facsimile: (303) 297-1903
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Fay M. Matsukage
Dill Dill Carr Stonbraker & Hutchings, P.C.
455 Sherman Street, Suite 300
Denver, Colorado 80203
Telephone: (303) 777-3737; Facsimile: (303) 777-3823

Approximate date of proposed sale to the public:
From time to time after the effective date hereof.

Approximate date of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ] ________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ] Non-accelerated filer [ ]	Accelerated filer [ ] Smaller reporting company [X]

DEREGISTRATION OF SECURITIES

Spicy Pickle Franchising, Inc. (the “Registrant”) registered 9,666,681 shares of its Common Stock on this Registration Statement (File No. 333-58493), initially filed with the Securities and Exchange Commission on April 8, 2009, and declared effective on April 16, 2009. As of the date of 1,151,229 shares of Common Stock pursuant to this Registration Statement. The Registrant hereby files this Post-Effective Amendment No. 1 for the purpose of deregistering all remaining 8,515,452 shares of Common Stock registered pursuant to this Registration Statement which were not sold pursuant to such Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on March 30, 2010.

SPICY PICKLE FRANCHISING, INC.

By:	/s/ Marc Geman
Marc Geman, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marc Geman	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 30, 2010
Marc Geman

/s/ Arnold Tinter	Chief Financial Officer (Principal Financial and Accounting Officer)	March 30, 2010
Arnold Tinter

*	Director	March 30, 2010
Anthony Walker

*	Director	March 30, 2010
Presley Reed

*	Director	March 30, 2010
Raymond BonAnno

Director
Morris J. Siegel

Director
Gregg K. Marshall

/s/ Patricia S. Reed	Director	March 30, 2010
Patricia S. Reed
 *Marc Geman, by Power of Attorney